Exhibit 1.01

NETLIST, INC.

Conflict Minerals Report

For The Reporting Period from January 1, 2016 to December 31, 2016

This Conflict Minerals Report (the “Report”) of Netlist , Inc. (“Netlist” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2016 to December 31, 2016 (the “Reporting Period”). As permitted by applicable guidance of the Securities and Exchange Commission, the Company did not obtain an independent private sector audit within the meaning of the Rule.

Overview of the Company and the Rule

Netlist is a leading provider of high-performance modular memory subsystems serving customers in diverse industries that require superior memory performance to empower critical business decisions. The Company has a long history of introducing disruptive new products, such as one of the first load-reduced dual in-line memory module (“LRDIMM”) based on its distributed buffer architecture, which has been adopted by the industry for DDR4 LRDIMM.  The Company was also one of the first to bring NAND flash memory (“NAND flash”) to the memory channel with its NVvault® non-volatile dual in-line memory modules (“NVDIMM”) using software-intensive controllers and merging dynamic random access memory integrated circuits (“DRAM ICs” or “DRAM”) and NAND flash to solve data bottleneck and data retention challenges encountered in high-performance computing environments. The Company recently introduced a new generation of storage class memory products called HybriDIMM™ to address the growing need for real-time analytics in Big Data applications and in-memory databases.

Additionally, due to the ground-breaking product development of its engineering teams, Netlist has built a robust portfolio of over 100 issued and pending U.S. and foreign patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. Since its inception, the Company has dedicated substantial resources to the development and protection of technology innovations essential to its business. The Company’s early pioneering work in these areas has been broadly adopted in industry-standard LRDIMM and in NVDIMM. Netlist’s objective is to continue to innovate in its field and invest further in its intellectual property portfolio, with the goal of monetizing its intellectual property through a combination of product sales and licensing, royalty or other revenue-producing arrangements, which may result from joint development or similar partnerships or defense of the Company’s patents through enforcement actions against parties it believes are infringing them.

The Rule requires disclosure of certain information if a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products.  The Rule also requires such companies to conduct certain inquiries reasonably designed to determine whether such minerals originated in the countries specified in the Rule.  The minerals specified in the Rule, which are collectively referred to in this Report as “Conflict Minerals,” consist of gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The countries specified in the Rule, which are collectively referred to in this Report as “Covered Countries,”  consist of the Democratic Republic of Congo (the “DRC”) and all countries that share an international border with the DRC, which presently consists of the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

As used in this Report, the term “conflict-free” means the applicable smelter or refiner has been verified as complying with the Conflict-Free Smelter Program (the “CFSP”) of the Conflict-Free Sourcing Initiative (“CFSI”), an initiative of the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”), or an equivalent third-party audit program.

Description of the Company’s Products Covered by this Report

This Report relates to the Company’s products: (i) for which Conflict Minerals are necessary to the functionality or production of the product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the Reporting Period.

These products, which are collectively referred to in this Report as the “Covered Products,” consist of the following:

Product Families	Description
NVvault™	Memory Modules
ESPRESSVault™	Memory Modules
NAND flash	Memory Card
HyperCloud®	Memory Module

Third-party products that the Company sells at retail but does not manufacture or contract to manufacture are outside the scope of this Report.

Description of the Company’s Reasonable Country of Origin Inquiry

As described in this Report, the Company has determined that the following Conflict Minerals were necessary to the functionality or production of the Covered Products: gold, tantalum, tin and tungsten. As a result, the Company has conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine whether any of the Conflict Minerals necessary to the functionality or production of a Covered Product originated in the Covered Countries or may be from recycled or scrap sources.

The Company’s supply chain is complex, and there are many third parties in the supply chain between the Company and the original sources of Conflict Minerals. The Company does not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, the Company must rely on its suppliers to provide information regarding the country of origin of Conflict Minerals that are necessary to the functionality or production of the Covered Products. As a result, the Company’s RCOI primarily consisted of submitting the Conflict Minerals Reporting Template (“CMRT”) prepared under the CFSI to its suppliers that the Company determined use Conflict Minerals in the manufacture of, or in, the Covered Products in the Reporting Period. Suppliers’ responses were reviewed for completeness, reasonableness and consistency, and the Company followed up with its suppliers for corrections and clarifications as needed.

Based on the RCOI, the Company was provided insufficient information to determine whether the necessary Conflict Minerals contained in the Covered Products or used in their manufacture originated from the Covered Countries or were from recycled or scrap sources. As a result, the Company has reason to believe that some of the necessary Conflict Minerals contained in the Covered Products or used in their manufacture may have originated from the Covered Countries or may not be from recycled or scrap sources.

Description of the Company’s Due Diligence Process

Based on the results of its RCOI, the Company performed additional due diligence on the source and chain of custody of the necessary Conflict Minerals contained in the Covered Products or used in their manufacture.

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”). The OECD Guidance is an internationally recognized due diligence framework.

In accordance with the five-step OECD Guidance, the design of the Company’s due diligence includes, but is not limited to, the following five steps: (i) establishment of strong company management systems, (ii) identification and assessment of risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out an independent third-party audit of smelter/refiner’s due diligence practices and (v) reporting on supply chain due diligence. A summary of the due diligence activities undertaken by the Company in respect of each of the five steps of the OECD Guidance is described below, although the activities described below are not all of the measures performed by the Company in the Reporting Period pursuant to the Rule and the OECD Guidance.

1. Establishment of Strong Company Management Systems

Netlist completed a number of steps to establish and maintain its management system for addressing the sourcing of necessary Conflict Minerals in the Covered Products. These actions include:

a. Maintain and Publish a Conflict Minerals Policy: A copy of the Company’s Conflict Minerals Policy (the “Company Policy”), which was adopted in 2015, is available on the Company’s website at http://www.netlist.com/company/corporate-responsibility. The foregoing website reference is intended to be an inactive textual reference and the contents of the Company’s website are not incorporated into this Report.

Pursuant to the Company Policy, Netlist is committed to obtaining parts and supplies from businesses that share its values regarding human rights and ethical practices, and will work toward processes to help ensure that Netlist does not knowingly procure or use Conflict Minerals the extraction or sale of which finances or benefits armed groups (perpetrators of serious human rights abuses) in the Covered Countries. In addition, the Company Policy provides that Netlist expects its suppliers to, among other things, undertake documented due diligence and develop policies to ensure that Conflict Minerals are being sourced only from outside the Covered Countries or from mines and smelters that have been certified by an independent third party or under a third-party audit program, such as the CFSP.

b. Internal Management to Support Supply Chain Due Diligence: Members of Netlist’s management (the “Conflict Minerals Team”) participate in the design and execution of the Company Policy and cooperate to manage and support the Company’s supply chain due diligence. The Conflict Minerals Team identified the suppliers to be contacted, and adopted and approved for use the CMRT discussed above. The Company interacts with its suppliers to obtain updated and current CMRTs and analyze the information provided by each supplier on the sourcing of the necessary Conflict Minerals contained in the Covered Products or used in their manufacture. Each response is reviewed to identify missing information and unclear responses. Netlist’s Conflict Minerals Team meets regularly to discuss the results of the Company’s due diligence efforts and appropriate follow-up measures to be taken with its suppliers.

c. Controls and Transparency to Support Supply Chain Diligence: The Company uses the CMRT to identify the smelters and refiners that are in the supply chain of each of its suppliers. The Company periodically reviews and compares this list to the list of smelters and refiners identified by the CFSI as being validated under the CFSP. This enables Netlist to identify the smelters and refiners that have been determined to be conflict-free and those that are actively progressing toward that status. The Company determined that this approach represents the most reasonable effort it can make to determine whether the necessary Conflict Minerals contained in the Covered Products or used in their manufacture are conflict-free.

d. Supplier Engagement: The Company is dependent upon its suppliers to identify the sources and status of the necessary Conflict Minerals contained in the Covered Products or used in their manufacture and to encourage each smelter and refinery in its supply chain to become an active participant in the CFSI. Netlist engages with its suppliers to strengthen its relationship with them and Netlist has communicated to its suppliers its commitment to sourcing Conflict Minerals in a manner that is CFSP-compliant.

2. Identification and Assessment of Risks in the Supply Chain

Because of Netlist’s position within its supply chain, it is difficult for Netlist to identify actors upstream from its suppliers. As discussed above, Netlist identified each of its suppliers and Netlist has relied upon them to provide it with the necessary information about the source of necessary Conflict Minerals contained in the Covered Products or used in their manufacture. Netlist’s suppliers are similarly reliant upon information provided by their suppliers to provide information regarding the country of origin of such Conflict Minerals.

Netlist requested each of its suppliers to complete the CMRT and review the sourcing information provided in response to its requests for accuracy and completeness. In the event Netlist finds the responses to the CMRT unclear or incomplete, it contacts the supplier in question for additional information and clarification. Netlist makes efforts to contact each of its suppliers at least once every six months to check on the status of their continuing due diligence and to obtain updated information. The Company records all information obtained from the CMRTs to identify the smelters and refiners in its supply chain. The Company also compares the list of the smelters and refiners in its supply chain to the lists compiled by the CFSI to determine which smelters have been determined to be compliant with the CFSP.

3. Designing and Implementing a Strategy to Respond to Identified Risks

In response to its risk assessment, the Company has developed and maintained a risk management plan that establishes supplier risk management strategies, including maintaining regular communication with its suppliers, following up with suppliers as needed and obtaining information from the CFSI to identify smelters that are CFSP-compliant. This risk management plan is managed and monitored through the Company’s Conflict Minerals Team under the oversight of its manufacturing management.

In addition, Netlist has communicated to all of Netlist’s suppliers its expectation that products and components supplied to Netlist contain Conflict Minerals that do not originate from the Covered Countries or are otherwise conflict-free.

4. Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The Company does not have a direct relationship with any smelters or refiners in its supply chain and, as a result, the Company does not directly conduct audits. Instead, Netlist will support the development and implementation of independent third-party audit programs of smelters and refiners, such as the CFSP, by encouraging its contract manufacturers and component suppliers to obtain materials from smelters and refiners that have been validated as conflict-free.

As noted above, the Company was not required to obtain, and did not obtain, an independent private sector audit within the meaning of the Rule.

5. Reporting on Supply Chain Due Diligence

Netlist is publicly filing the Form SD and this Report with the Securities and Exchange Commission, and a copy of this Report and the Form SD are publicly available on the Company’s website at http://www.netlist.com/company/corporate-responsibility. The foregoing website reference is intended to be an inactive textual reference and the contents of the Company’s website are not incorporated into this report.

This Report includes a description of the Covered Products that incorporate Conflict Minerals necessary to the functionality or production of such products, information about the Company’s RCOI methodology, the design of and activities involved in the Company’s due diligence process in conformance with the OECD Guidelines, and a list of known processing facilities in the Company’s supply chain as identified in its due diligence process.

Findings

The Company’s efforts to determine the mine or location of origin of the necessary Conflict Minerals contained in the Covered Products with the greatest possible specificity consisted primarily of the due diligence measures described in this Report. For the Reporting Period, the Company received responses from all of its identified in-scope suppliers.

Based on the information provided by the Company’s suppliers and otherwise obtained through the Company’s due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that may have been used to process the Conflict Minerals contained in the Covered Products include the facilities listed in Tables 1 and 2 at the end of this Report. Of the processing facilities identified by the Company’s suppliers as potentially in the Company’s supply chain for the Reporting Period, 78.7% were validated as conflict-free, 18.8% had committed to participate in the CFSP or a comparable third-party audit program but have not yet completed the program, and 2.5% have not yet committed to participate in the CFSP or a comparable third-party audit program.

The results of the Company’s due diligence measures for the Reporting Period are summarized in the charts below.

Conclusions

After exercising the due diligence measures described above, the Company determined that its NAND flash products that were manufactured, or contracted to be manufactured, by the Company during the Reporting Period were conflict-free. This determination is based on the finding that all of the processing facilities identified by the Company’s suppliers as being potentially in the supply chain for these Covered Products were conflict-free. However, the Company was provided insufficient information to conclusively determine that none of the necessary Conflict Minerals contained in the other Covered Products or used in their manufacture originated from the Covered Countries or were from recycled or scrap sources. As a result, the Company determined that the Covered Products other than NAND flash are DRC conflict undeterminable, as defined under the Rule.

Future Steps

The Company aims to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Covered Products finance or benefit armed groups in the Covered Countries:

•                      Redistribute copies of the Company Policy to its suppliers;

•                      Emphasize to its suppliers that the Company expects them to respond fully and promptly to all information requests;

•                      Instruct its suppliers to advise the Company if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries; and

•                      Encourage suppliers to direct all smelters and refiners in their supply chains to participate in the CFSP or a similar third-party audit program.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of products that contain Conflict Minerals, Netlist’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals contained in or used to manufacture the Covered Products. Since Netlist does not have direct contractual or other relationships with the mines, smelters and refiners that produce Conflict Minerals, Netlist’s due diligence processes necessarily rely on the data supplied by its direct suppliers. Those direct suppliers, in turn, rely on similar information provided within their supply chains to identify the original sources of Conflict Minerals. In addition, Netlist relies on information collected and provided by independent third-party audit programs. These sources of information may yield unreliable, inaccurate or incomplete information due to a variety of factors, including human or other errors or fraudulent actions.

Forward-Looking Statements

This Report contains forward-looking statements regarding the Company’s business, products and Conflict Minerals efforts, including steps the Company intends to take to mitigate the risk that Conflict Minerals in its products finance or benefit armed groups in the

Covered Countries. Words such as “expects,” “believes,” “aims” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. All statements made in this Report concerning future matters that are not historical are forward-looking statements. Although forward-looking statements in this Report reflect the Company’s good faith judgment, such statements can only be based on facts and assumptions currently known by the Company. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated or implied by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, among others: the risk that information reported to the Company by its suppliers, or industry information used by the Company, may be inaccurate; the risk that mines, smelters or refiners may not participate in the CFSP, which is a voluntary initiative; as well as risks related to the Company’s compliance with government regulations and policies, which, among other risks, are discussed under “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q. Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this Report. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Conflict Minerals Processing Facilities

Table 1: CFSP-Compliant

Listed below are the 319 processing facilities identified by the Company’s suppliers as potentially in the Company’s supply chain for the Reporting Period that the CFSP has reported as compliant with its audit protocols. The location information is as reported by the CFSP as of May 12, 2017.

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
1	Advanced Chemical Company	UNITED STATES OF AMERICA	Gold
2	Aida Chemical Industries Co., Ltd.	JAPAN	Gold
3	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Gold
4	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Gold
5	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Gold
6	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Gold
7	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Gold
8	Argor-Heraeus S.A.	SWITZERLAND	Gold
9	Asahi Pretec Corp.	JAPAN	Gold
10	Asahi Refining Canada Ltd.	CANADA	Gold
11	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Gold
12	Asaka Riken Co., Ltd.	JAPAN	Gold
13	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Gold
14	AU Traders and Refiners	SOUTH AFRICA	Gold
15	Aurubis AG	GERMANY	Gold
16	Bangalore Refinery	INDIA	Gold

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
17	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Gold
18	Boliden AB	SWEDEN	Gold
19	C. Hafner GmbH + Co. KG	GERMANY	Gold
20	Caridad	MEXICO	Gold
21	CCR Refinery - Glencore Canada Corporation	CANADA	Gold
22	Cendres + Métaux S.A.	SWITZERLAND	Gold
23	Chimet S.p.A.	ITALY	Gold
24	Chugai Mining	JAPAN	Gold
25	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	Gold
26	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Gold
27	DODUCO GmbH	GERMANY	Gold
28	Dowa	JAPAN	Gold
29	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	Gold
30	Eco-System Recycling Co., Ltd.	JAPAN	Gold
31	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Gold
32	Emirates Gold DMCC	UNITED ARAB EMIRATES	Gold
33	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Gold
34	Geib Refining Corporation	UNITED STATES OF AMERICA	Gold
35	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Gold

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
36	Guangdong Jinding Gold Limited	CHINA	Gold
37	Gujarat Gold Centre	INDIA	Gold
38	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Gold
39	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Gold
40	Heimerle + Meule GmbH	GERMANY	Gold
41	Heraeus Ltd. Hong Kong	CHINA	Gold
42	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Gold
43	Hunan Chenzhou Mining Co., Ltd.	CHINA	Gold
44	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)	Gold
45	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Gold
46	Ishifuku Metal Industry Co., Ltd.	JAPAN	Gold
47	Istanbul Gold Refinery	TURKEY	Gold
48	Japan Mint	JAPAN	Gold
49	Jiangxi Copper Co., Ltd.	CHINA	Gold
50	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Gold
51	Asahi Refining Canada Ltd.	CANADA	Gold
52	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Gold
53	JSC Uralelectromed	RUSSIAN FEDERATION	Gold

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
54	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Gold
55	Kaloti Precious Metals	UNITED ARAB EMIRATES	Gold
56	Kazakhmys Smelting LLC	KAZAKHSTAN	Gold
57	Kazzinc	KAZAKHSTAN	Gold
58	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Gold
59	KGHM Polska Miedź Spółka Akcyjna	POLAND	Gold
60	Kojima Chemicals Co., Ltd.	JAPAN	Gold
61	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	Gold
62	Kyrgyzaltyn JSC	KYRGYZSTAN	Gold
63	L’azurde Company For Jewelry	SAUDI ARABIA	Gold
64	Lingbao Gold Co., Ltd.	CHINA	Gold
65	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Gold
66	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	Gold
67	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Gold
68	Materion	UNITED STATES OF AMERICA	Gold
69	Matsuda Sangyo Co., Ltd.	JAPAN	Gold
70	Metalor Technologies (Hong Kong) Ltd.	CHINA	Gold
71	Metalor Technologies S.A.	SWITZERLAND	Gold

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
72	Metalor Technologies (Hong Kong) Ltd.	CHINA	Gold
73	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Gold
74	Metalor Technologies (Suzhou) Ltd.	CHINA	Gold
75	Metalor Technologies S.A.	SWITZERLAND	Gold
76	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Gold
77	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Gold
78	Mitsubishi Materials Corporation	JAPAN	Gold
79	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Gold
80	MMTC-PAMP India Pvt., Ltd.	INDIA	Gold
81	Modeltech Sdn Bhd	MALAYSIA	Gold
82	Morris and Watson	NEW ZEALAND	Gold
83	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Gold
84	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Gold
85	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Gold
86	Nihon Material Co., Ltd.	JAPAN	Gold
87	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Gold
88	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Gold
89	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Gold

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
90	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Gold
91	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Gold
92	PAMP S.A.	SWITZERLAND	Gold
93	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Gold
94	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Gold
95	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Gold
96	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Gold
97	PT Aneka Tambang (Persero) Tbk	INDONESIA	Gold
98	PX Précinox S.A.	SWITZERLAND	Gold
99	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Gold
100	Remondis Argentia B.V.	NETHERLANDS	Gold
101	Republic Metals Corporation	UNITED STATES OF AMERICA	Gold
102	Royal Canadian Mint	CANADA	Gold
103	SAAMP	FRANCE	Gold
104	Sabin Metal Corp.	UNITED STATES OF AMERICA	Gold
105	SAFINA A.S.	CZECH REPUBLIC	Gold
106	Sai Refinery	INDIA	Gold
107	Samduck Precious Metals	KOREA (REPUBLIC OF)	Gold

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
108	Samwon Metals Corp.	KOREA (REPUBLIC OF)	Gold
109	SAXONIA Edelmetalle GmbH	GERMANY	Gold
110	Schone Edelmetaal B.V.	NETHERLANDS	Gold
111	SEMPSA Joyería Platería S.A.	SPAIN	Gold
112	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Gold
113	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Gold
114	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Gold
115	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Gold
116	So Accurate Group, Inc.	UNITED STATES OF AMERICA	Gold
117	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Gold
118	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Gold
119	Sumitomo Metal Mining Co., Ltd.	JAPAN	Gold
120	T.C.A S.p.A	ITALY	Gold
121	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Gold
122	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Gold
123	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Gold
124	Tokuriki Honten Co., Ltd.	JAPAN	Gold
125	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Gold
126	Tony Goetz NV	BELGIUM	Gold

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
127	TOO Tau-Ken-Altyn	KAZAKHSTAN	Gold
128	Torecom	KOREA (REPUBLIC OF)	Gold
129	Umicore Brasil Ltda.	BRAZIL	Gold
130	Umicore Precious Metals Thailand	THAILAND	Gold
131	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Gold
132	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Gold
133	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Gold
134	Universal Precious Metals Refining Zambia	ZAMBIA	Gold
135	Valcambi S.A.	SWITZERLAND	Gold
136	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Gold
137	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Gold
138	WIELAND Edelmetalle GmbH	GERMANY	Gold
139	CCR Refinery - Glencore Canada Corporation	CANADA	Gold
140	Yamamoto Precious Metal Co., Ltd.	JAPAN	Gold
141	Yokohama Metal Co., Ltd.	JAPAN	Gold
142	Yunnan Copper Industry Co., Ltd.	CHINA	Gold
143	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Gold
144	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Gold
145	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Tantalum

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
146	Conghua Tantalum and Niobium Smeltry	CHINA	Tantalum
147	D Block Metals, LLC	UNITED STATES OF AMERICA	Tantalum
148	Duoluoshan	CHINA	Tantalum
149	Exotech Inc.	UNITED STATES OF AMERICA	Tantalum
150	F&X Electro-Materials Ltd.	CHINA	Tantalum
151	FIR Metals & Resource Ltd.	CHINA	Tantalum
152	Global Advanced Metals Aizu	JAPAN	Tantalum
153	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Tantalum
154	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Tantalum
155	H.C. Starck Co., Ltd.	THAILAND	Tantalum
156	H.C. Starck GmbH Goslar	GERMANY	Tantalum
157	H.C. Starck GmbH Laufenburg	GERMANY	Tantalum
158	H.C. Starck Hermsdorf GmbH	GERMANY	Tantalum
159	H.C. Starck Inc.	UNITED STATES OF AMERICA	Tantalum
160	H.C. Starck Ltd.	JAPAN	Tantalum
161	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Tantalum
162	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Tantalum
163	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	Tantalum
164	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Tantalum

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
165	Jiangxi Tuohong New Raw Material	CHINA	Tantalum
166	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Tantalum
167	Jiujiang Tanbre Co., Ltd.	CHINA	Tantalum
168	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Tantalum
169	KEMET Blue Metals	MEXICO	Tantalum
170	KEMET Blue Powder	UNITED STATES OF AMERICA	Tantalum
171	King-Tan Tantalum Industry Ltd.	CHINA	Tantalum
172	LSM Brasil S.A.	BRAZIL	Tantalum
173	Metallurgical Products India Pvt., Ltd.	INDIA	Tantalum
174	Mineração Taboca S.A.	BRAZIL	Tantalum
175	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Tantalum
176	Molycorp Silmet A.S.	ESTONIA	Tantalum
177	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Tantalum
178	Plansee SE Liezen	AUSTRIA	Tantalum
179	Plansee SE Reutte	AUSTRIA	Tantalum
180	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)	Tantalum
181	QuantumClean	UNITED STATES OF AMERICA	Tantalum
182	Resind Indústria e Comércio Ltda.	BRAZIL	Tantalum
183	RFH Tantalum Smeltry Co., Ltd.	CHINA	Tantalum

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
184	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Tantalum
185	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Tantalum
186	Taki Chemical Co., Ltd.	JAPAN	Tantalum
187	Telex Metals	UNITED STATES OF AMERICA	Tantalum
188	Tranzact, Inc.	UNITED STATES OF AMERICA	Tantalum
189	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Tantalum
190	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Tantalum
191	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Tantalum
192	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Tantalum
193	Alpha	UNITED STATES OF AMERICA	Tin
194	An Thai Minerals Co., Ltd.	VIET NAM	Tin
195	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Tin
196	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Tin
197	China Tin Group Co., Ltd.	CHINA	Tin
198	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Tin
199	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Tin
200	CV Ayi Jaya	INDONESIA	Tin
201	CV Dua Sekawan	INDONESIA	Tin
202	CV Gita Pesona	INDONESIA	Tin

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
203	CV Serumpun Sebalai	INDONESIA	Tin
204	CV Tiga Sekawan	INDONESIA	Tin
205	CV United Smelting	INDONESIA	Tin
206	CV Venus Inti Perkasa	INDONESIA	Tin
207	Dowa	JAPAN	Tin
208	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Tin
209	Elmet S.L.U.	SPAIN	Tin
210	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Tin
211	Estanho de Rondônia S.A.	BRAZIL	Tin
212	Fenix Metals	POLAND	Tin
213	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Tin
214	Gejiu Jinye Mineral Company	CHINA	Tin
215	Gejiu Kai Meng Industry and Trade LLC	CHINA	Tin
216	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Tin
217	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Tin
218	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Tin
219	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Tin
220	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Tin
221	Huichang Jinshunda Tin Co., Ltd.	CHINA	Tin

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
222	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Tin
223	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Tin
224	Malaysia Smelting Corporation (MSC)	MALAYSIA	Tin
225	Melt Metais e Ligas S.A.	BRAZIL	Tin
226	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Tin
227	Metallo-Chimique N.V.	BELGIUM	Tin
228	Mineração Taboca S.A.	BRAZIL	Tin
229	Minsur	PERU	Tin
230	Mitsubishi Materials Corporation	JAPAN	Tin
231	Modeltech Sdn Bhd	MALAYSIA	Tin
232	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Tin
233	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Tin
234	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Tin
235	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Tin
236	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Tin
237	Phoenix Metal Ltd.	RWANDA	Tin
238	PT Aries Kencana Sejahtera	INDONESIA	Tin
239	PT Artha Cipta Langgeng	INDONESIA	Tin
240	PT ATD Makmur Mandiri Jaya	INDONESIA	Tin

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
241	PT Babel Inti Perkasa	INDONESIA	Tin
242	PT Bangka Prima Tin	INDONESIA	Tin
243	PT Bangka Tin Industry	INDONESIA	Tin
244	PT Belitung Industri Sejahtera	INDONESIA	Tin
245	PT Bukit Timah	INDONESIA	Tin
246	PT Cipta Persada Mulia	INDONESIA	Tin
247	PT DS Jaya Abadi	INDONESIA	Tin
248	PT Eunindo Usaha Mandiri	INDONESIA	Tin
249	PT Inti Stania Prima	INDONESIA	Tin
250	PT Justindo	INDONESIA	Tin
251	PT Karimun Mining	INDONESIA	Tin
252	PT Kijang Jaya Mandiri	INDONESIA	Tin
253	PT Mitra Stania Prima	INDONESIA	Tin
254	PT O.M. Indonesia	INDONESIA	Tin
255	PT Panca Mega Persada	INDONESIA	Tin
256	PT Prima Timah Utama	INDONESIA	Tin
257	PT Refined Bangka Tin	INDONESIA	Tin
258	PT Stanindo Inti Perkasa	INDONESIA	Tin
259	PT Sukses Inti Makmur	INDONESIA	Tin

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
260	PT Sumber Jaya Indah	INDONESIA	Tin
261	PT Timah (Persero) Tbk Kundur	INDONESIA	Tin
262	PT Timah (Persero) Tbk Mentok	INDONESIA	Tin
263	PT Tinindo Inter Nusa	INDONESIA	Tin
264	PT Tommy Utama	INDONESIA	Tin
265	PT Wahana Perkit Jaya	INDONESIA	Tin
266	Resind Indústria e Comércio Ltda.	BRAZIL	Tin
267	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Tin
268	Soft Metais Ltda.	BRAZIL	Tin
269	Thaisarco	THAILAND	Tin
270	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Tin
271	VQB Mineral and Trading Group JSC	VIET NAM	Tin
272	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Tin
273	Yunnan Tin Company Limited	CHINA	Tin
274	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Tin
275	ACL Metais Eireli	BRAZIL	Tungsten
276	A.L.M.T. TUNGSTEN Corp.	JAPAN	Tungsten
277	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Tungsten
278	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Tungsten

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
279	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Tungsten
280	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Tungsten
281	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Tungsten
282	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Tungsten
283	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Tungsten
284	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Tungsten
285	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Tungsten
286	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Tungsten
287	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Tungsten
288	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Tungsten
289	H.C. Starck GmbH	GERMANY	Tungsten
290	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Tungsten
291	Hunan Chenzhou Mining Co., Ltd.	CHINA	Tungsten
292	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Tungsten
293	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Tungsten
294	Hydrometallurg, JSC	RUSSIAN FEDERATION	Tungsten
295	Japan New Metals Co., Ltd.	JAPAN	Tungsten
296	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Tungsten
297	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Tungsten

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
298	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Tungsten
299	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Tungsten
300	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Tungsten
301	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Tungsten
302	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Tungsten
303	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Tungsten
304	Kennametal Fallon	UNITED STATES OF AMERICA	Tungsten
305	Kennametal Huntsville	UNITED STATES OF AMERICA	Tungsten
306	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Tungsten
307	Moliren Ltd	RUSSIAN FEDERATION	Tungsten
308	Niagara Refining LLC	UNITED STATES OF AMERICA	Tungsten
309	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Tungsten
310	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Tungsten
311	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Tungsten
312	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Tungsten
313	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Tungsten
314	Wolfram Bergbau und Hütten AG	AUSTRIA	Tungsten
315	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	Tungsten
316	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Tungsten

No	Smelter Reference List (*)	Smelter Country (*)	Metal (*)
317	Xiamen Tungsten Co., Ltd.	CHINA	Tungsten
318	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Tungsten
319	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Tungsten

Table2: Not CFSP-Validated

Listed below are the 68 processing facilities identified by the Company’s suppliers as potentially in the Company’s supply chain for the Reporting Period that have not been validated as CFSP-compliant. The “Active” column indicates whether the processing facility has committed to participate in the CFSP or a comparable third-party audit program. The location information and “Active” status are as reported by the CFSP as of May 12, 2017.

No	Smelter	Smelter Country (*)	Metal (*)	Active
1	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Gold	☒
2	Bangalore Refinery	INDIA	Gold	☒
3	Caridad	MEXICO	Gold	☒
4	Cendres + Métaux S.A.	SWITZERLAND	Gold	☒
5	Chugai Mining	JAPAN	Gold	☒
6	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Gold	☒
7	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Gold	☒
8	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Gold	☒
9	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Gold	☒
10	Guangdong Jinding Gold Limited	CHINA	Gold	☒
11	Gujarat Gold Centre	INDIA	Gold	☒
12	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Gold	☒
13	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Gold	☒
14	Hunan Chenzhou Mining Co., Ltd.	CHINA	Gold	☒
15	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)	Gold	☒
16	Kaloti Precious Metals	UNITED ARAB EMIRATES	Gold	☒
17	Kazakhmys Smelting LLC	KAZAKHSTAN	Gold	☒
18	KGHM Polska Miedź Spółka Akcyjna	POLAND	Gold	☒
19	L’azurde Company For Jewelry	SAUDI ARABIA	Gold	☒
20	Lingbao Gold Co., Ltd.	CHINA	Gold	☒
21	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Gold	☒
22	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Gold	☒
23	Modeltech Sdn Bhd	MALAYSIA	Gold	☒
24	Morris and Watson	NEW ZEALAND	Gold	☒
25	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Gold	☒
26	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Gold	☒
27	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Gold	☒

No	Smelter	Smelter Country (*)	Metal (*)	Active
28	Remondis Argentia B.V.	NETHERLANDS	Gold	☒
29	SAAMP	FRANCE	Gold	☒
30	Sabin Metal Corp.	UNITED STATES OF AMERICA	Gold	☒
31	SAFINA A.S.	CZECH REPUBLIC	Gold	☒
32	Sai Refinery	INDIA	Gold	☒
33	Samwon Metals Corp.	KOREA (REPUBLIC OF)	Gold	☒
34	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Gold	☒
35	So Accurate Group, Inc.	UNITED STATES OF AMERICA	Gold	☒
36	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Gold	☒
37	Tony Goetz NV	BELGIUM	Gold	☒
38	TOO Tau-Ken-Altyn	KAZAKHSTAN	Gold	☒
39	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Gold	☒
40	Universal Precious Metals Refining Zambia	ZAMBIA	Gold	☒
41	Yunnan Copper Industry Co., Ltd.	CHINA	Gold	☒
42	H.C. Starck GmbH Laufenburg	GERMANY	Tantalum
43	Plansee SE Liezen	AUSTRIA	Tantalum
44	Plansee SE Reutte	AUSTRIA	Tantalum
45	Tranzact, Inc.	UNITED STATES OF AMERICA	Tantalum
46	An Thai Minerals Co., Ltd.	VIET NAM	Tin	☒
47	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Tin	☒
48	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Tin	☒
49	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Tin	☒
50	Estanho de Rondônia S.A.	BRAZIL	Tin	☒
51	Gejiu Kai Meng Industry and Trade LLC	CHINA	Tin	☒
52	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Tin	☒
53	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Tin	☒
54	Huichang Jinshunda Tin Co., Ltd.	CHINA	Tin	☒
55	Modeltech Sdn Bhd	MALAYSIA	Tin	☒
56	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Tin	☒
57	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Tin	☒

No	Smelter	Smelter Country (*)	Metal (*)	Active
58	Phoenix Metal Ltd.	RWANDA	Tin
59	PT Cipta Persada Mulia	INDONESIA	Tin
60	PT Justindo	INDONESIA	Tin
61	PT Wahana Perkit Jaya	INDONESIA	Tin
62	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Tin	☒
63	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Tin	☒
64	ACL Metais Eireli	BRAZIL	Tungsten	☒
65	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Tungsten	☒
66	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Tungsten	☒
67	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Tungsten	☒
68	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Tungsten	☒